Exhibit 99.1

Press Contact: Steve Gabriel Porter Novelli 408/369-4600 x627 steve.gabriel@porternovelli.com	Investor Relations Contact: John Hanlon Synplicity Inc. 408/215-6000 ir@synplicity.com

SYNPLICITY ANNOUNCES ESTIMATED FINANCIAL RESULTS FOR 2006 AND

PRELIMINARY OUTLOOK FOR 2007

SUNNYVALE, Calif., January 4, 2007 — Synplicity, Inc. (Nasdaq: SYNP), a leading supplier of software for the design and verification of semiconductors, today announced estimated financial results for the quarter and year ended December 31, 2006 and preliminary guidance for 2007. The Company is making this announcement today in anticipation of their attendance at the Needham Conference in New York City on January 9, 2007, the Sidoti conference in Palm Beach, Florida on January 16, 2007 and its issuance of a significant technology announcement on January 8, 2007.

Revenue for the December 31, 2006 quarter is estimated at approximately $16.4 million, below previously issued Company guidance, while revenue for the year 2006 is estimated at approximately $62.5 million. Revenue for Q4 2006 was negatively impacted due to some backlog not converting into Q4 revenue as expected, and by a modest number of delayed or reduced orders. The quarter and full year results will be discussed in detail during the Company’s earnings conference call on February 1, 2007.

On a generally accepted accounting principles (GAAP) basis, net income is estimated at between $1.6 million, or $0.06 per diluted share and $1.9 million, or $0.07 per diluted share for the quarter ended December 31, 2006, and between $3.2 million, or $0.12 per diluted share and $3.5 million, or $0.13 per diluted share for the 2006 year. These estimates are within the range of previously announced guidance. For the quarter ended December 31, 2006, GAAP net income is expected to include $247 thousand in amortization of intangible assets and $950 thousand in stock-based compensation expense, resulting from implementation of SFAS123R as of January 1, 2006. For the year ended December 31, 2006, GAAP net income is expected to include $915 thousand in amortization of intangible assets, $3.8 million in stock-based compensation expense, and a restructuring charge, from Q1 2006, of $854 thousand. The tax provision for the 2006 year is projected to be approximately 28% of pretax GAAP income.

Technology Announcement

The Company also announced that a technology press release will be issued on January 8, 2007 describing its new TotalRecall™ functionality. This breakthrough technology is expected to result in a new product offering later in 2007 and its impact has been incorporated into the Company’s 2007 plan. More details will be provided by the Company during its earnings call on February 1, 2007.

Preliminary Outlook for 2007

The following statements are based on current expectations. We do not intend to update, confirm or change this guidance until our earnings conference call on February 1, 2007 at which time the Company will extend this outlook to include other financial measures for the 2007 year and for Q1 2007.

•	Revenue for 2007 is expected to be in the range of $65.0 million to $67.0 million. Non-ASIC tools revenue is expected to increase at a low double digit rate in 2007 over 2006, while ASIC synthesis tools revenue is expected to decline by approximately $3.5 million in 2007.

•	Non-GAAP operating income is expected to increase from approximately 12% of revenue in the year ended December 31, 2006 to between 14% and 15% of revenue in the year ended December 31, 2007.

Earnings Call

The Company’s earnings call will be webcast on February 1, 2007 at 2:00 p.m. Pacific, and may be accessed at http://investor.synplicity.com. The Company will discuss the fourth quarter and full year 2006 results. Following completion of the call, a rebroadcast of the webcast will be available at http://investor.synplicity.com through March 31, 2007. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific on February 1,

2007 through February 15, 2007. To listen to a replay, call (719) 457-0820, access code 1643708.

Financial Conferences

Gary Meyers, president and CEO, and John Hanlon, senior vice president and CFO, of Synplicity, Inc., will speak at the 9th Annual Needham and Company, LLC Growth Conference at the New York Palace Hotel in New York on Tuesday, January 9, 2007 and at Sidoti & Company LLC’s Emerging Growth Institutional Investor Forum at the Ritz-Carlton, Palm Beach, Florida on Tuesday, January 16, 2007.

A webcast of the presentation will be available on the investor relations page of Synplicity’s Web site at http://investor.synplicity.com/. A replay of the presentation will be available for 30 days following the presentations.

About Synplicity

Synplicity® Inc. (Nasdaq: SYNP) is a leading supplier of innovative software solutions that enable the rapid and effective design of Programmable Logic Devices (FPGAs, PLDs and CPLDs) and are used in a wide range of communications, military/aerospace, consumer, semiconductor, computer, and other electronic systems markets. Synplicity’s tools provide outstanding performance, cost and time-to-market benefits by simplifying, improving and automating key design planning, logic synthesis, physical synthesis and verification functions for FPGA, FPGA-based ASIC prototyping and DSP designers. Synplicity is the number one supplier of FPGA synthesis solutions and has been rated #1 in customer satisfaction since 2004 in EE Times’ Annual FPGA Customer Survey. Synplicity products support industry-standard design languages (VHDL and Verilog) and run on popular platforms. The company operates in over 20 facilities worldwide and is headquartered in Sunnyvale, California. For more information visit http://www.synplicity.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding the Company’s FPGA market focus, profitability, growth in non-ASIC tools revenue, and decline in ASIC tools revenue, the Company’s execution and results, estimated net income, net income per share, effective tax rate, and certain expenses for 2006. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements including continued demand for the Company’s FPGA products, the Company’s ability to increase revenue from its FPGA products, the orderly wind down of its ASIC business, employee retention and the impact of variability in the Company’s stock price on its stock-based compensation expense. In some cases, you will be able to identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions and actual events or results may differ materially. The Company cannot provide any assurance that its future results will meet expectations. The Company’s operating results could differ materially due to a number of factors, including the performance and quality of its software products relative to its competitors’ products, the growth of the markets addressed, and the Company’s level of expenses. For additional information and considerations regarding the risks faced by the Company, see its annual report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the three months ended September 30, 2006, as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. The Company disclaims any obligation to update information contained in any forward-looking statement.

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Synplicity is a registered trademark of Synplicity, Inc. All other brands or products are the trademarks or registered trademarks of their owners.

SYNPLICITY, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(unaudited)

Operating Income (as a percentage of revenue)

	Years Ended December 31,
	2006	2007
GAAP operating income	5%	8%-9%
Amortization of intangible assets	1%	1%
Stock-based compensation expense	6%	5%

Non-GAAP operating income	12%	14%-15%